Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors Government Fund, Inc. (Class A shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

                          $.638        $11.05      5.77%

Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors Government Fund, Inc. (Class B shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

                          $.564        $11.04      5.11%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors Government Fund, Inc. (Class A shares) as of December 31, 1996.

              A            b           c          d         e       Yield
              -            -           -          -         -       -----

         $1,165,868    $233,091   $16,915,593  $11.79     $.00      5.68%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors Government Fund (Class B shares) as of December 31, 1996.


              A            b           c          d         e       Yield
              -            -           -          -         -       -----
           $8,878       $2,548      124,475    $11.04      $.00     5.32%

SEC Standardized Total Returns - Class A Shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Government Fund, Inc. (Class A shares) as of December 31, 1996.

                                                AVE. ANNUAL     TOTAL
                  ERV          P         N      TOTAL RETURN    RETURN
                  ---          -         -      ------------    -------

 1 year:         $970.80   $1,000.00    1.00      (2.92%)       (2.92)

 5 years:      $1,189.60   $1,000.00    5.00       3.53%        18.96%

10 years:      $1,829.10   $1,000.00   10.00       6.22%        82.91%

NAV Only Total Returns - Class A Shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Government Fund, Inc. (Class A shares) as of December 31, 1996.

                                                AVE. ANNUAL     TOTAL
                  ERV          P         N      TOTAL RETURN    RETURN
                  ---          -         -      ------------    -------

  1 year:      $1,035.10   $1,000.00    1.00        3.51%         3.51%

 5 years:      $1,268.40   $1,000.00    5.00        4.87%        26.84%

10 years:      $1,950.70   $1,000.00   10.00        6.91%        95.07%

SEC Standardized Total Returns - Class B Shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Government Fund, Inc. (Class B shares) as of December 31, 1996.

                                                   AVE. ANNUAL     TOTAL
                      ERV          P         N     TOTAL RETURN    RETURN
                      ---          -         -     ------------    -------

      1 year:        $986.30   $1,000.00   1.00        (1.37%)     (1.37%)

Life of Fund:      $1,123.50   $1,000.00   1.97         6.10%      12.35%

NAV Only Total Returns - Class B Shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Government Fund, Inc. (Class B shares) as of December 31, 1996.

                                                  AVE. ANNUAL     TOTAL
                      ERV          P        N     TOTAL RETURN    RETURN
                      ---          -        -     ------------    ------

      1 year:      $1,027.30   $1,000.00   1.00        2.73%       2.73%

Life of Fund:      $1,170.50   $1,000.00   1.97        8.33%      17.05%